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                                                                    Exhibit 99.1

                        ODS NETWORKS AND SAIC JOIN FORCES
                           IN NETWORK SECURITY MARKET

                   -- ODS Acquires the CMDS Assets of SAIC and
             SAIC Obtains Right to Acquire up to 16% of ODS' Common
Shares --


RICHARDSON, Texas, September 28, 1998 - ODS Networks, Inc. (NASDAQ: ODSI), a leading provider of enterprise-wide information security and switched network solutions, today announced it has acquired certain assets of the CMDS (Computer Misuse and Detection System) Division of Science Applications International Corporation (SAIC) and certain other information security products under development. In addition, SAIC's Chief Financial Officer, William A. Roper, has joined ODS' Board of Directors.

This acquisition represents a key component of ODS Network's strategy to provide the most comprehensive security portfolio in the industry. CMDS has developed one of the industry's most advanced software tools for host-based intrusion detection, data forensics and audit management.

In exchange for the CMDS assets, the information security products under development and $1,500,000 in cash, ODS issued to SAIC 1,600,000 shares of its common stock and warrants to purchase 1,500,000 shares of its common stock. Two separate warrants each grant SAIC the right to purchase 750,000 shares of ODS common stock. The first warrant has an exercise price of $8.00 per share and a term of 18 months. The second warrant has an exercise price of $10.50 per share and a term of 24 months. Based on the closing price of ODS common stock on the Nasdaq National Market on September 25, 1998, the transaction is valued at approximately $6,600,000. ODS' acquisition will be accounted for as a purchase of software and in-process technology.

As part of the strategic relationship, ODS will be a preferred partner for certain other information security products developed by SAIC in the future, and SAIC will become a value added reseller of ODS products including ODS Network's award-winning CryptoCom(tm), SecureCom(tm) , InfiniteSwitch(tm) and LanBlazer(tm) product families.


                    Deal Solidifies ODS' Comprehensive Security Arsenal David Drake was elected by ODS' Board of Directors as a vice president of ODS and now heads the newly formed division. Additionally, about 20 professional staff members, including experienced security engineers,

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located in San Diego, California, are now part of ODS.

According to a Yankee Group report from June 1998, the market for intrusion detection and security assessment was $45 million in 1997, and is expected to grow to more than $300 million in 1999 and $747 million in 2003. The report also noted that intrusion detection and security assessment systems complement firewalls, encryption and authentication systems and are integral components of an effective network security policy.

"Customers want a comprehensive information security solution. The combination of CMDS with ODS' SecureCom and CryptoCom security products will give ODS one of the most complete network security solutions in the industry," stated G. Ward Paxton, chairman, president, and CEO of ODS Networks. "In addition, our strategic relationship with SAIC provides us with an important channel for our products and future access to valuable technology and resources," added Paxton.

"This strategic business relationship with ODS gives SAIC a vehicle to realize financial returns for network security products and technology developed by SAIC," said Steve Manning, vice president of the Center for Information Security Technology at SAIC. "Our investment in ODS is a sign of our commitment to the future working relationship with them," concluded Manning.

About CMDS

SAIC has developed one of the industry's most advanced software tools for host-based intrusion detection, data forensics and audit management to protect an organization's information assets from security threats. CMDS is a software program that detects misuse by analyzing audit data that is generated from operating systems, databases and application programs, as well as network-related devices installed within an enterprise. Unlike other intrusion and computer misuse detection products, CMDS uses an integrated expert system to analyze and correlate the massive amounts of data necessary to highlight subtle changes in authorized user behavior that can indicate data theft or socially engineered attacks. CMDS can simultaneously track tens of thousands of users of any sized network from the smallest bank branch to the largest networks, far beyond the capabilities of even the largest and most sophisticated security staffs.

The CMDS product is highly complementary to ODS' SecureCom and CryptoCom families. Together, these products enable organizations to perform comprehensive analyses of their network security systems to identify and correct weaknesses in their current system configurations, to monitor the network and audit data for suspicious activities, and to quickly respond to potential security breaches.

About SAIC

Employee-owned SAIC provides high-technology products and services to government and commercial customers in the areas of information technology, systems integration, telecommunications, national and international security, health systems and services, transportation, energy, and environmental systems and engineering. With the recent acquisition of Bellcore, SAIC and its subsidiaries have estimated annual revenues of $4 billion and more than 33,000 employees at offices in over 150 cities worldwide. More information about SAIC can be found on the

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Internet at www.saic.com. Information about Bellcore is available at
www.bellcore.com.

About ODS Networks

The ODS Networks, Inc. SecureCom and CryptoCom security product families provide one of the most comprehensive suites of infrastructure and remote access-based solutions for both detecting security violations to a network and preventing them. The SecureCom family offers an advanced infrastructure solution for on-line intrusion detection, asset protection and auditing. The ODS CryptoCom VPN (Virtual Private Network) family is one of the strongest VPN solutions in the industry and uses the Internet to enable secure communications at substantial cost and management savings.

ODS enterprise networking products include a broad range of enterprise, workgroup, and remote access networking products for large and mid-range organizations, including its award-winning InfiniteSwitch and LANBlazer Gigabit Ethernet switch. Its recent acquisition of Essential Communications Corporation has allowed ODS to extend its line of high performance network products to leading-edge Gigabyte System Network (GSN) and High Performance Parallel Interface (HIPPI) switches, network interface cards (NICs) and modems. More information about ODS Networks can be found at their website: www.ods.com.

This release, other than historical information, includes forward-looking statements with respect to the future development of security products, the market for intrusion detection and security assessment products, the offering of products incorporating the acquired technologies, and certain other matters. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties and uncertainties in successfully developing and introducing new products, market demand and acceptance of products, the impact of changing economic conditions, business conditions in the networking and information security industries, reliance on third-party vendors and resellers, the impact of market peers and their products, the integration of acquired technologies and products, as well as risks concerning future technology and others identified in the Company's Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q and other Securities and Exchange Commission filings. These filings can be obtained by contacting ODS Investor Relations.

ODS is a registered trademark of ODS Networks, Inc. InfiniteSwitch, LANBlazer, SecureCom, CryptoCom and CMDS are trademarks of ODS Networks, Inc. All other trademarks are the property of their respective owners.

CONTACT:

Charleigh Shayne                      Terri Griffin
Cynthia Stine
Director of Investor Relations                Director of Marketing
PRTek, Inc.
ODS Networks, Inc.                    ODS Networks, Inc.
972-276-5724